SPECIAL MEETING OF SHAREHOLDERS OF

SYNERGETICS, INC.

, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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	FOR	AGAINST	ABSTAIN
1.
To approve the Agreement and Plan of Merger, dated May 2, 2005, as amended by Amendment No. 1 Agreement and Plan of Merger dated June 2, 2005, as further amended by Amendment No. 2 to Agreement and Plan of Merger dated July 15th, 2005, by and among Valley Forge Scientific Corp. (“Valley Forge”), Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Valley Forge (“MergerSub”), and Synergetics, and the merger of MergerSub with and into Synergetics. As a result of the merger, Synergetics will become a wholly-owned subsidiary of Valley Forge. Holders of Synergetics common stock will receive an aggregate of 15,973,912 shares of Valley Forge common stock as more fully described in the accompanying Joint Proxy Statement/Prospectus.
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2.
To grant discretionary authority to the Synergetics board of directors to adjourn or postpone the special meeting to a later date, if necessary, to solicit a additional proxies if there are not sufficient votes in favor of the proposals submitted herein.
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In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the special meeting.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” each of the proposals listed, and, with respect to such other matters as may come before the special meeting and any postponements or adjournments thereof, as said Proxy deems advisable.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign.

SYNERGETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF THE SHAREHOLDERS
, 2005

     The undersigned shareholder(s) of Synergetics, Inc., a Missouri corporation (“Synergetics”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated [     ] 2005, and hereby appoints Gregg D. Scheller and Pamela G. Boone, and each or either of them, as Proxy and Attorney-in-Fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Special Meeting of Shareholders of Synergetics to be held o n [     ], 2005 at [     ] a.m., local time, at [     ], located at [     ] and at any postponements or adjournments thereof, and to vote all shares of Synergetics common stock that the undersigned is entitled to vote on the matters set forth below.

(Continued and to be signed on the reverse side)